Exhibit 10.20

FIRST AMENDMENT TO
LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“First Amendment”) is made and entered into to be effective on the 27th day of July, 2015 (“First Amendment Effective Date”) by and between LAKESIDE CAMPUS PARTNERS, LP (“Landlord”) and REALPAGE, INC. (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into a Lease (the “Lease”), dated June 2, 2015 for the lease of 2201 Lakeside Blvd, Richardson, Texas 75082 (the “Lab Building”) and containing 399,788 square feet of rentable area (the “Original Premises”).
B.    Tenant has given notice to Landlord of Tenant’s exercise of its right to expand the Premises in accordance with the provisions of the Lease.
C.    Landlord and Tenant now desire to amend the Lease to provide for an expansion of the Premises by the addition of the entire second (2nd) floor in the Tower Building, located at Suite 200, 2221 Lakeside Blvd, Richardson, Texas 75082 and containing 21,202 square feet of rentable area (the “Expansion Premises I”), as further described on Exhibit “A-1st Amendment”, attached hereto, all in accordance with the terms, conditions and other provisions set forth below.
FIRST AMENDMENT:
NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and promises contained herein, the parties agree to amend the Lease as follows:
1.    Recitals.    The foregoing recitals are hereby incorporated into this First Amendment, by reference.
2.    Expansion Premises I. Landlord hereby leases and rents to Tenant and Tenant hereby takes and leases from Landlord the Expansion Premises I on the terms and conditions set forth in the Lease as modified by this First Amendment. Accordingly, on the First Amendment Effective Date, all references to the words “Premises” and “Phase I Premises” in the Lease and this First Amendment shall be amended to include the Expansion Premises I. The parties are deemed to have accepted the square footage set forth in Paragraph C of the Recitals hereof as the Net Rentable Area of the Expansion Premises I throughout the Term, subject to adjustment only for any subsequent additions or deletions of space. Therefore, on the First Amendment Effective Date, the Premises shall be deemed to contain a total of 420,990 square feet of Net Rentable Area.
3.    Lease Term. The Term for the Expansion Premises I shall commence on the Phase I Commencement Date and run co-terminus with the rental of the Phase I Premises, as set forth in the Lease.
4.    Base Rent.
(a)    Paragraph 1(j), Table 1 shall be deleted and the following inserted in its place

FIRST AMENDMENT TO LEASE AGREEMENT

Exhibit 10.20

Table 1 (*based upon Phase I Premises consisting of 353,855 square feet of Net Rentable Area)
Initial Term	Base Rent Rate Per Square Foot of NRA	*Annualized Base Rent	*Monthly Base Rent
Months 1-12	$13.50	$4,777,042.50	$398,086.88
Months 13-24	$13.75	$4,865,506.25	$405,548.85
Months 25-36	$14.00	$4,953,970.00	$412,830.83
Months 37-48	$14.25	$5,042,433.75	$420,202.81
Months 49-60	$14.50	$5,130,897.50	$427,574.79
Months 61-72	$14.75	$5,219,361.25	$434,946.77
Months 73-84	$15.00	$5,307,825.00	$442,318.75
Months 85-96	$15.25	$5,396,288.75	$449,690.73
Months 97-108	$15.50	$5,484,752.50	$457,062.71
Months 109-120	$15.75	$5,573,216.25	$464,434.69
Months 121-132	$16.00	$5,661,680.00	$471,806.67
Months 133-144	$16.25	$5,750,143.75	$479,178.65
(b)    Tenant shall pay the monthly Base Rent for the Expansion Premises I in the same manner and time as for the Phase I Premises set forth in the Lease for the Original Premises.
(c)    Tenant shall pay to Landlord a one-time rental charge of $40,373.67, due on the First Amendment Effective Date (“Early Access Rent”). If Landlord is unable to deliver the Expansion Premises I to Tenant prior to October 15, 2015, then Landlord shall apply the Early Access Rent towards Tenant’s first month of Base Rent.
5.    Tenant’s Proportionate Share.
(a)    Paragraph 1(l), upon the Phase I Rent Commencement Date, Tenant’s Proportionate Share of the Project shall be revised to be 43.55% (353,855/812,501) and Tenant’s Proportionate Share (Tower Building) shall be revised to be 5.14% (21,202/412,713). Upon the Phase II Rent Commencement Date, Tenant’s Proportionate Share of the Project shall be revised to be 51.81% (420,990/812,501) and Tenant’s Proportionate Share (Tower Building) shall be revised to be 5.14% (21,202/412,713).
(b)    Tenant shall pay Additional Rent with respect to the Expansion Premises I in accordance with the provisions of the Lease, including, without limitation, the special provisions of Exhibit “A-3” of the Lease, addressing allocations for Tenant’s Proportionate Share (Tower Building) of Operating Expenses allocable to tenants occupying space in the Tower Building, as well as those Operating Expenses allocable on a Project-wide basis. For the avoidance of doubt, Additional Rent with respect to the Expansion Premises I shall be calculated based on allocations

FIRST AMENDMENT TO LEASE AGREEMENT

Exhibit 10.20

to the Tower Building and Tenant’s Proportionate Share (Tower Building), notwithstanding that Expansion Premises I shall be included in Phase I Premises for all other purposes.
6.    Expansion Premises I Delivery Date; Work.
(a)    Landlord shall deliver the Expansion Premises I promptly following the termination of State Farm Lease with respect to the Expansion Premises I and the surrender and vacating of the Expansion Premises I by State Farm to Landlord (the “Expansion Premises I Delivery Date”), which delivery date is estimated to occur on or about October 1, 2015. However, if Landlord is unable to deliver the Expansion Premises I to Tenant by October 1, 2015, the Expansion Premises I Delivery Date shall be the date Landlord is able to deliver the Expansion Premises I. If Landlord is unable to deliver the Expansion Premises I before delivery of the remainder of the Phase I Premises as otherwise set forth in the Lease, then the Expansion Premises I Delivery Date shall be the same as the Delivery Date for the remainder of the Phase I Premises as set forth in the Lease.
(b)    Tenant Improvements to the Expansion Premises I shall be constructed in accordance with the provisions of Exhibit “D” to the Lease, including, without limitation, addition to the Tenant Improvement Allowance for the square footage of the Expansion Premises I, as set forth in Section 4(c) of Exhibit D. Accordingly, all approvals, consents, allowances, time periods and the like set forth in Exhibit “D” of the Lease relating to the for the Phase I Premises shall apply with respect to construction of tenant improvements to the Expansion Premises I. However, no additional amount shall be included in the Cellular Coverage Allowance by reason of the addition of the Expansion Premises I.
(c)    Reference is made to Landlord’s desire to perform improvements to the staircase located in the central lobby area of the Tower Building and running from the first floor of the Tower Building to the second floor of the Tower Building (“Lobby Stairs”). Tenant has advised Landlord that it may desire for Landlord to remove the Lobby Stairs and seal the opening on the second floor where the Lobby Stairs were removed in lieu of any other renovations to the staircase. Landlord shall obtain bids on the cost to remove the Lobby Stairs and seal the opening and provide to Tenant. Tenant shall notify Landlord in writing on or before the later of (i) five (5) days after Landlord advises Tenant of the cost bids or (ii) August 1, 2015 whether Tenant desires for Landlord to undertake to perform such removal of the Lobby Stairs and seal the opening at such time as Landlord undertakes other renovations to the Lobby. The cost of removing the Lobby Stairs and sealing the opening, including the costs for architectural, civil and structural engineering, MEP design, and permitting, shall be deducted from the Tenant Improvement Allowance otherwise provided to Tenant under the provisions of the Lease, as herein amended.
(d)    Landlord shall no longer be obligated to construct a demising wall on the sky bridge located between the Lab Building and the Tower Building.
7.    Expansion Premises I Prepaid Rent. Tenant shall pay to Landlord on the First Amendment Effective Date an amount equal to $23,852.25 as an additional amount of prepaid rent on the Expansion Premises I Delivery Date.
8.    Parking. In conjunction with the rental of the Expansion Premises I and pursuant to the provisions of Paragraph 1(m), Landlord shall furnish an additional eighty-five (85) parking spaces, of which eleven (11) parking spaces shall be in the Tower Garage. Exhibit “S” to the Lease

FIRST AMENDMENT TO LEASE AGREEMENT

Exhibit 10.20

shall be deleted in its entirety, and the Exhibit “S – 1st Amendment”, attached hereto and incorporated herein by this reference, shall be substituted in its place.
9.    Defined Terms. Each capitalized term used in this First Amendment and not defined herein will have the meaning assigned to such term in the Lease.
10.    Conflict. In the event of a conflict between the provisions of this First Amendment and those of the Lease, the provisions of this First Amendment will govern and control.
11.    Binding Effect. Except as expressly provided in this First Amendment, the terms and provisions of the Lease, as previously executed by the parties, shall continue to govern the rights and obligations of the parties and all provisions and covenants of the Lease, as herein amended, remain in full force and effect. The Lease and this First Amendment constitute the entire understanding and agreement between Landlord and Tenant regarding the subject matter thereof and supersede all other prior written or oral understandings and agreements between Landlord and Tenant with respect thereto and shall constitute but one instrument. Except as expressly set forth herein, neither Landlord nor any of Landlord’s agents or representatives have made any representation or promise, express or implied, in connection with this First Amendment.
12.    Authority. Each of Landlord and Tenant represents and warrants that (a) the person executing this First Amendment on behalf of such party is duly authorized and empowered to do so on behalf of Tenant, (b) such party has full right and authority to enter into this First Amendment, and (c) upon full execution, this First Amendment constitutes the valid and binding obligations of such party, as herein provided.
13.    Brokers. Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this First Amendment, except for Cawley Management, LLC, representing Landlord, and Stream Realty Partners, representing the Tenant (collectively, the “Brokers”). Tenant and Landlord shall each indemnify the other against all costs, expenses, attorney fees and other liability for commissions or other compensation claimed by any broker or agent other than the Brokers, if such claim arises by, through or under such party. Landlord shall be responsible to pay the Brokers under a separate written agreement.

[SIGNATURE PAGE FOLLOWS]

FIRST AMENDMENT TO LEASE AGREEMENT

Exhibit 10.20

EXECUTED to be effective on the First Amendment Effective Date first written above.

LANDLORD:
LAKESIDE CAMPUS PARTNERS, LP,
a Delaware limited partnership
By:    Lakeside Campus Partners GP, LLC
a Delaware limited liability company,
its general partner

By:    /s/ Marija Tatic
Name:    Marija Tatic
Title:     Vice President
Date:     July 27, 2015

TENANT:
REALPAGE, INC.,
a Delaware corporation

By:    /s/ W. Bryan Hill
Name:    W. Bryan Hill
Title:     Chief Financial Officer
Date:     July 24, 2015

Attachments to First Amendment:

Exhibit “A – 1st Amendment”        Floor Plan of Expansion Premises I
Exhibit “S – 1st Amendment”        Parking

FIRST AMENDMENT TO LEASE AGREEMENT

Exhibit 10.20

EXHIBIT “A” – 1st AMENDMENT”
FLOOR PLAN OF EXPANSION PREMISES

EXHIBIT “B – 1st AMENDMENT”

Exhibit 10.20

EXHIBIT “S” – 1st AMENDMENT”
PARKING

2201 LAKESIDE LEVEL P1 NORTH PARKING GARAGE

Mechanical, Electrical, IDF & Elevator Locations
Prepared for Noprtel Networks
By TDIndustries (Darrall Brinlee @ 972.684,4392)
filename & path: d:\auto cad\cad\nortel rich\2201_ls\
miscellanous\meiel\2201_ls_p1_n_pg_meiel.dwg
November 25, 2003 @ 9:25 AM

Chemical Storage Room
Storage Area
Stairs
Open Air Cage
Stairs
Storage Area
Stairs
Mechanical Room
Electrical Room
DOWN TO LEVEL P-2 AND LAKESIDE BLVD.
Stairs
Stairs

DESIGNATED REAL PAGE
50 uncovered spaces

EXHIBIT “B – 1st AMENDMENT”

Exhibit 10.20

2201 LAKESIDE LEVEL P1 SOUTH PARKING GARAGE

Mechanical, Electrical, IDF & Elevator Locations

Prepared for Noprtel Networks

By TDIndustries (Darrall Brinlee @ 972.684,4392)
filename & path: d:\auto cad\cad\nortel rich\2201_ls\
miscellanous\meiel\2201_ls_p1_s_pg_meiel.dwg
November 25, 2003 @ 9:11 AM

LAKESIDE BLVD.
DOWN TO LEVELS
P-2 & P-3
Stairs
Open Air Cage
Open Air Cage
DOWN TO LEVEL P-2
Fire Pump Room
Mechanical Room
Stairs
Electrical Room
Stairs
Stairs
DESIGNATED REALPAGE
295 uncovered spaces
95 covered spaces

EXHIBIT “B – 1st AMENDMENT”

Exhibit 10.20

2201 & 2221 LAKESIDE LEVEL P2 PARKING GARAGE

Mechanical, Elevator, IDF & Elevator Locations

Prepared for Nortel Networks

By TDIndustries (Darrell Brinlee @ 972.884.4392)

filename & path: d: \auto cad\cad\nortel rich \2201_2221_ls_p2_pg \ miscellaneous \melel\2201_2221_ls_p2_pg_melel.dwg

November 21, 2003 @ 3:05 PM

DESIGNATED REALPAGE

- (yellow) 62 uncovered spaces
- (green) 518 covered spaces
- (pink) 49 covered spaces, Low-Rise
  6 covered spaces, Tower

EXHIBIT “B – 1st AMENDMENT”

Exhibit 10.20

2201 & 2221 LAKESIDE LEVEL P3 PARKING GARAGE

Machine, Electrical, IDF & Elevator Locations Overview

Prepared for Nortel Networks

By TDIndustries (Darrall Brinlee @ 972.684.4392)

filename & path: d: \auto cad\cad\nortel rich\2201_2221_ls_p3_pg \miscellaneous\meiel\ 2201_2221_ls_p3_pg_meiel_ overview.dwg

November 21, 2003 @ 1:08 PM

See expanded drawing for details of this area.

DESIGNATED REALPAGE

580 covered spaces

36 covered spaces, Low-Rise
5 covered spaces, Tower

EXHIBIT “B – 1st AMENDMENT”